UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2009

ML Macadamia Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26-238 Hawaii Belt Road, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 808-969-8057

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 22, 2009, ML Macadamia Orchards, L. P. (the “Partnership”) and Mauna Loa Macadamia Nut Corporation (“Mauna Loa”) signed an Addendum to the January 1, 2006 Macadamia Nut Purchase Agreement (the “Agreement”).  The Addendum provides for the Partnership to sell all of the macadamia nuts harvested by the Partnership to Mauna Loa for the period January 1, 2010 through December 31, 2011.  Per the Addendum Mauna Loa will pay the Partnership seventy-three cents ($0.73) per pound adjusted to 20% moisture and 30% saleable kernel / dry-in-shell.

Item 1.02               Termination of a Material Definitive Agreement.

On December 22, 2009, ML Macadamia Orchards, L. P. (“the Partnership”) terminated the January 6, 2006 Macadamia Nut Purchase Agreement (the “Agreement”) with Mac Farms of Hawaii, LLC (“Mac Farms”) under Section 10 (vi).  The Agreement called for Mac Farms to purchase between 4.5 and 5.5 million pounds of macadamia nuts annually for the period from January 1, 2007 through December 31, 2011 at market price.

Item 9.01               Exhibits

Exhibit 10.71                              Addendum to Macadamia Nut Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Macadamia Orchards, L.P.
(Registrant)

Date: December 22, 2009
	By:	ML Resources, Inc.
Managing General Partner

	By:	/s/ Dennis J. Simonis
Dennis J. Simonis
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.71  Addendum to Macadamia Nut Purchase Agreement